Exhibit 4.5

EXECUTION VERSION

AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

AMENDMENT TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated as of April 1, 2009 (this “Amendment”), by and among Rhombus Holding Corporation, a Delaware corporation (the “Company”), Platinum Equity Capital Partners, L.P., a Delaware limited partnership, Platinum Equity Capital Partners-A, L.P., a Delaware limited partnership, Platinum Equity Capital Partners-PF, L.P., a Delaware limited partnership, Platinum Equity Capital Partners II, L.P., a Delaware limited partnership, Platinum Equity Capital Partners-A II, L.P., a Delaware limited partnership, Platinum Equity Capital Partners-PF II, L.P., a Delaware limited partnership, Platinum Rhombus Principals, LLC, a Delaware limited liability company, Moelis Capital Partners Opportunity Fund I, LP (“Assignor”) and Moelis Capital Partners Opportunity Fund I-A, LP (“Assignee”).

W I T N E S S E T H:

WHEREAS, the parties hereto, other than Assignee, previously entered into the Stockholders’ Agreement dated as of December 31, 2007 (the “Stockholders’ Agreement”); and

WHEREAS, Assignor and Assignee entered into the Stock Transfer Agreement dated as of March 31, 2009 (the “Stock Transfer Agreement”), pursuant to which Assignor agreed, subject to the terms and conditions thereof, to sell 3,824 shares of common stock, par value $0.01 per share of the Company (the “Transferred Shares”) to Assignee as of March 31, 2009; and

WHEREAS, in connection with the Stock Transfer Agreement, the parties hereto entered into the Amended and Restated Stockholders’ Agreement as of March 31, 2009 (the “Amended Stockholders’ Agreement”) to, among other things, add Assignee as a party thereto with respect to the Transferred Shares; and

WHEREAS, Assignor and Assignee have entered into the Amended and Restated Stock Transfer Agreement as of April 1, 2009 (the “Amended Stock Transfer Agreement”) to change the effective date of the sale of the Transferred Shares from March 31, 2009 to April 1, 2009; and

WHEREAS, the parties hereto desire to amend the Amended Stockholders’ Agreement so that the amendments to the Stockholders Agreement effected by the Amended Stockholders’ Agreement are made effective as of April 1, 2009, rather than as of March 31, 2009.

NOW THEREFORE, for good an adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The effective date of the Amended Stockholders’ Agreement is hereby amended from March 31, 2009 to April 1, 2009. All amendments to the Stockholders’ Agreement effected by the Amended Stockholders’ Agreement shall take effect as of April 1, 2009, rather than as of March 31, 2009.

2. All references to the Stock Transfer Agreement in the Amended Stockholders’ Agreement are hereby deemed to refer to the Amended Stock Transfer Agreement.

3. Except as modified hereby, all other terms and conditions of the Amended Stockholders’ Agreement shall remain unchanged.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

RHOMBUS HOLDING CORPORATION

By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President & Secretary

PLATINUM EQUITY CAPITAL PARTNERS, L.P.

By:	PLATINUM EQUITY PARTNERS, LLC, its General Partner

	By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President & Secretary

PLATINUM EQUITY CAPITAL PARTNERS-A, L.P.

By:	PLATINUM EQUITY PARTNERS, LLC, its General Partner

	By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President & Secretary

PLATINUM EQUITY CAPITAL PARTNERS-PF, L.P.

By:	PLATINUM EQUITY PARTNERS, LLC, its General Partner

	By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President & Secretary

PLATINUM EQUITY CAPITAL PARTNERS II, L.P.

By:	PLATINUM EQUITY PARTNERS II, LLC, its General Partner

	By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President & Secretary

PLATINUM EQUITY CAPITAL PARTNERS-A II, L.P.

By:	PLATINUM EQUITY PARTNERS II, LLC, its General Partner

	By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President & Secretary

PLATINUM EQUITY CAPITAL PARTNERS-PF II, L.P.

By:	PLATINUM EQUITY PARTNERS II, LLC, its General Partner

	By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President & Secretary

PLATINUM RHOMBUS PRINCIPALS, LLC

	By:	Platinum Equity Investment Holdings, LLC its Senior Managing Member

	By:	/s/ Eva M. Kalawski
Name: Eva M. Kalawski
Title: Vice President & Secretary

MOELIS CAPITAL PARTNERS OPPORTUNITY FUND I, LP

By: Moelis Capital Partners Opportunity Fund I LLC
Its: General Partner

By: Moelis Capital Partners LLC Its: Managing Member

By: Moelis & Company Holdings LLC Its: Managing Member

By: Moelis & Company Manager LLC Its: Managing Member

By:	/s/ Peter Vogelsang
Name: Peter Vogelsang
Title: General Counsel

MOELIS CAPITAL PARTNERS OPPORTUNITY FUND I-A, LP

By: Moelis Capital Partners Opportunity Fund I LLC
Its: General Partner

By: Moelis Capital Partners LLC Its: Managing Member

By: Moelis & Company Holdings LLC Its: Managing Member

By: Moelis & Company Manager LLC Its: Managing Member

By:	/s/ Peter Vogelsang
Name: Peter Vogelsang
Title: General Counsel